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                                LANE AND MANTELL                   Exhibits 5.1
                           a professional corporation                  and 23.2
                                ATTORNEYS AT LAW

               991 Route 22 West, Post Office Box 8539, Suite 102
                          Somerville, New Jersey 08876

Nanette Weitman Mantell                                Telephone (908) 253-9333
Steven R. Lane                                         Facsimile (908) 253-9339

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Rosemary Farr                                                    Howard Freeman
                                                                     Of Counsel

                                 July 29, 1999

DUSA Pharmaceuticals, Inc.
181 University Avenue, Suite 1208
Toronto, Ontario M5H 3M7
CANADA

                        Re: DUSA Pharmaceuticals, Inc. (the "Company") Registration Statement - Form S-3

Gentlemen:

        We have examined the Company's registration statement on Form S-3 pursuant to Rule 462(b) of Securities Act of 1933, as amended (the "Act") (the "462(b) Registration Statement") which is being filed with the Securities and Exchange Commission (the "SEC") in connection with the registration of up to 1,630 shares of the Company's common stock, without par value (the "Common Stock").

        We have also examined copies of (i) the Registration Statement on Form S-3 (Registration No. 333-73039) as filed with the SEC on February 26, 1999, under the Act; (ii) Amendment No. 1, filed on April 19, 1999, Amendment No. 2, filed on May 21, 1999, and Amendment No. 3, filed on June 18, 1999 (the Registration Statement as so amended collectively known as the "Registration Statement"); (iii) the Certificate of Incorporation of the Company, and all amendments to the Certificate of Incorporation filed by the Company in the Office of the Secretary of State of the State of New Jersey; (iv) the By-laws of the Company; (v) the form of warrant agreement between the Company and the selling shareholders with respect to Common Stock being offered pursuant to the Registration Statement; and (vi) such records of corporate proceedings and other documents as we have deemed necessary in order to enable us to express the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Where factual matters relevant to such opinion were not independently established,


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DUSA Pharmaceuticals, Inc.
July 29, 1999
Page 2

we have relied upon certificates of officers and responsible employees and agents of the Company. Our opinion set forth below is limited to the Business Corporation Law of the State of New Jersey.

        Based on the foregoing examination, it is our opinion that the 1,630 shares of Common Stock underlying the placement agent warrants, if duly converted in accordance with the terms and conditions of such warrants against payment to the Company, will be validly issued and outstanding, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the 462(b) Registration Statement. We also consent to the reference to our firm's name under the heading "Legal Matters" in the Registration Statement, which is incorporated by reference into the 462(b) Registration Statement.

                                                  Very truly yours,

                                                  LANE AND MANTELL
                                                  a professional corporation

                                                  /s/Nanette W. Mantell

                                                  By: Nanette W. Mantell

NWM/